Exhibit 10.2

BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”)

is made as of May 16, 2023, by HyreCar Inc., a Delaware corporation (“Seller”), in favor of Getaround, Inc., a Delaware corporation (“Getaround”) and its wholly-owned subsidiary, HyreCar LLC, a Delaware limited liability company (“Purchaser”; and together with Getaround, the “Purchaser Parties”). This Agreement is made and delivered pursuant to that certain Asset Purchase Agreement dated May 8, 2023 (the “Purchase Agreement”), by and between Seller and Getaround. Capitalized terms used and not otherwise defined herein have the meanings given to such terms in the Purchase Agreement.

WHEREAS, as contemplated in the Purchase Agreement, Getaround has designated its rights, title and interests in, to and under the Purchase Agreement to a wholly-owned, newly-formed entity by Getaround while remaining fully obligated on the liabilities and obligations of Purchaser including, without limitation, the Assumed Liabilities; and

NOW, THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, and subject to the terms and conditions of this Agreement, the parties hereto agree as follows:

1.    Assets Transferred. Effective as of the Closing, pursuant to Section 1.1 of the Purchase Agreement, and on and subject to the terms and conditions and for the consideration set forth therein, Seller hereby sells, conveys, assigns, transfers, and delivers, and Purchaser hereby acquires and accepts as a capital contribution, pursuant to that certain HyreCar LLC Limited Liability Company Agreement dated as of May 15, 2023, all of Seller’s right, title, and interest in, to, and under the Acquired Assets, free and clear of all of all interests, claims, liens and encumbrances pursuant to Section 363(f) of the Bankruptcy Code other than Assumed Liabilities, to have and to hold unto Purchaser, its successors and assigns forever. The Assets shall specifically not include the Excluded Assets.

2.    Liabilities to Be Assumed. Effective as of the Closing, pursuant to Section 1.3 of the Purchase Agreement, and on and subject to the terms and conditions and for the consideration set forth therein, Seller hereby assigns and delegates to the Purchaser Parties all of its duties and obligations under the Assumed Liabilities, and the Purchaser Parties hereby assume and hereby agree to accept and timely discharge duties and obligations under the Assumed Liabilities.

3.    Purchase Agreement. The provisions of this Agreement are subject, in all respects, to the terms and conditions of the Purchase Agreement and the Sale Order. Nothing in this Agreement, express or implied, is intended to or shall be construed to modify, amend, alter, expand or limit in any way the rights and obligations of the parties under the Purchase Agreement and the Sale Order, which will remain in full force and effect notwithstanding the execution and delivery of this Agreement.

4.    Miscellaneous. To the extent that any provision of this Agreement conflicts with or is inconsistent with the terms of the Purchase Agreement or the Sale Order, the Purchase Agreement or the Sale Order (as applicable) shall control. This Agreement may be executed in counterparts, including by facsimile signature or other electronic transmission, each of which shall be deemed an original, and all of which shall constitute one and the same agreement. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts entered into and fully performed therein.

Bill of Sale, Assignment and Assumption Agreement

Executed and delivered as of May 16, 2023.

GETAROUND, INC.

/s/ Thomas Alderman
By: Thomas Alderman
Its: Chief Financial Officer

HYRECAR LLC
By Getaround, Inc. Its sole member

/s/ Spencer Jackson
Spencer Jackson
General Counsel & Secretary

HYRECAR INC.

/s/ Eduardo Iniguez
By: Eduardo Iniguez
Its: Chief Executive Officer & Chief Financial Officer

Signature Page to Bill of Sale, Assignment and Assumption Agreement